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                                                                EXHIBIT 10.25(b)

                                  AMENDMENT 2

This is an amendment of Appendix D and a second amendment of the Technology Development and License Agreement ("Agreement') entered into as of October 1, 1998 by and between Advanced Micro Devices, Inc. and its Subsidiaries ("AMD"), a Delaware Corporation, with principal offices located at One AMD Place, P.O. Box 3453, Sunnyvale, California 94088-3453, and Motorola, Inc. and its Subsidiaries ("Motorola"), a Delaware corporation, with principal offices located at 1303 East Algonquin Road, Schaumburg, Illinois 60196.


Replace Section 1.4 of Appendix D with the below new Section 1.4:

  1.4 Approved Projects - The parties agree no Project will be considered in the Cost Equalization determination without prior approval of a Statement of Work by the Executive Board of Directors, except as described below for 1998. The parties agree any change to a Project plan scope or duration or budget variance over the course of a fiscal year in excess of 110% must be approved by the Executive Board of Directors.


Replace Section 1.5.2 of Appendix D with the below new Section 1.5.2:

  1.5.2 For 1999 and subsequent years - Thirty days after the conclusion of each quarter, each party will provide a statement to the other stating the Cost Equalization determination for each Project then pending, including a summary breakdown of the cost elements.

  Processing of device and product test structures or test vehicles, including equal quantities of transfer wafers for each party, are included in the cope of Project requirements and, as such, are intended to be included in the Statements of Work and are subject to Cost Equalization.

  Except as set forth in the preceding paragraph with respect to transfer wafers, each party with bear its own costs in connection with technology transfer and installation into production facilities and such costs will not be subject to the Cost Equalization determination. Costs not subject to Cost Equalization include process documentation, all reasonable personnel expenses, including travel, for personnel assigned to assist in a process transfer, and other similar costs. In the event that one party (first party) requires more transfer wafers than the other (second party), the quantity of transfer wafers required by the first party in excess of that required by the second party will not be subject to Cost Equalization and the cost thereof shall be borne by the first party.

  If either party requests the other party to process material either because it requires a quantity of transfer wafers in excess of that required by the other party or for a purpose beyond the scope of a Project such as for the transfer of a technology, verification of designs, additional processing for technology evaluation, or product qualification, the non-requesting party will make commercially reasonable efforts to comply with the request and will charge the requesting party a price not to exceed actual costs.

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  Pre-production, pilot production, risk starts, or other product specific processing are outside the scope of the Projects and are not to be included in the Statements of Work or included in the Cost Equalization determination. This type of processing by one party on behalf of the other party would be considered Foundry.

  Each party will continue to calculate quarterly actual spending on a by project basis. Actual spending will be reviewed by Program Management.

  The actual quarterly spending for each party will be compared to each party's spending budget for that quarter. If either party exceeds their respective quarterly spending budget, in total for all projects, the actual spending will be lowered to budget for determining an Adjusted Cost Equalization amount.

  For 1999, the parties will compare the Cost Equalization statements. For 2000 and subsequent years, the parties will compare the Adjusted Cost Equalization amounts. The party with the smaller amount for the quarter will pay the other party fifty percent (50%) of the difference between the two parties' Cost Equalization amounts within forty-five (45) days after the end of the quarter.

  If on a forward looking basis there are significant changes (greater than 10% on a yearly basis) in scope or party participation on a project basis, or it is believed that actual spending by either or both parties will exceed budget by greater than 10% for all projects for the calendar year, the Steering Committee may recommend to the Board of Directors revisions to each party's budgeted project spending. Upon approval of changes by the board, these revised budget amounts will be used in determination of quarter Cost Equalization amounts.

  Payment will be made by electronic funds transfer:
  To AMD at
    Bank of America, San Francisco
    Bank Routing #:  121000358
    Account #:  1233404900

  To Motorola at
    1st Nat'l Bank of Chicago
    One 1st National Bank Plaza
    Chicago, IL 60670
    Bank Routing #:  071000013
    Account #:  52-65673


Replace Section 1.6.2 of Appendix D with the below new Section 1.6.2:

  1.6.2 Standardized costs - non-Process and non-Direct costs associated with Project related engineering development and support. These costs include, but are not limited to:

  (a) Process, device, design, reliability, and test engineering, and related personnel labor and fringes, otherwise not comprehended in Process costs above, at a mutually agreed upon standard rate of *****. This rate will be reviewed annually and mutually agreed to by both parties through their respective compensation personnel. Any change


* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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to this rate will be presented to the Executive Board of Directors for final approval and incorporated into the Statements of Work.

  For budget cost reporting, each Project will be budgeted by individual name and/or number of individuals, and Project time applied by quarter.

  For actual cost reporting, each Program Manager will provide an employee participation list quarterly, by individual name and Project time applied in weekly increments for that individual. Weekly increments may be subdivided to the nearest whole day or 0.2 weeks. The standard rate per quarter will be prorated by the number of Project weeks applied versus total weeks in the quarter.

  (b) One party's personnel assigned to a Project, and the other party's assignees to that party's facility where office space is provided, will be assessed by that party at the standard rate of ***** prorated by the time applied to the Project by individual as outlined above for purposes of comprehending items such as comparable rent; facilities upkeep; phone; networking requirements; systems administration support; workstation hardware depreciation and maintenance; software amortization, expense, licenses, and maintenance; internal data processing charges; and general office supplies.

  This rate will be reviewed annually and mutually agreed to by both parties' finance personnel. Any changes to this rate will be presented to the Executive Board of Directors for final approval and incorporated into the Statements of Work.

  (c) Experiments, tests, and development in device lab, reliability lab, test lab or other facilities otherwise not comprehended in Process costs above will be budgeted at amounts mutually agreed to by the Program Managers, or the parties if the Project has only one Program Manager, in the Statements of Work. These costs will be assigned to the Projects at the budgeted amounts, or budgeted fixed amounts per project participant, in the quarter actually incurred for Cost Equalization determination.

  (d) For individuals in this cost category, including one party's assignees to the other party's facility, the party owning the facility is responsible for the acquisition and cost of individual tool requirements. These costs include, but are not limited to, engineering workstations, software, licenses, and maintenance.


Replace Section 1.6.3 of Appendix D with the below new Section 1.6.3:

  1.6.3 Direct Costs - actual costs incurred for budgeted activities of Projects that are not comprehended or otherwise covered in the two categories above. The costs include, but are not limited to:
  (a) External processing, testing, consulting, or evaluation (actual or budgeted amount);
  (b)  Photomask costs identified to the Project.


* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of


April 26, 2000.

ADVANCED MICRO DEVICES, INC.                 MOTOROLA, INC.

Signature:  /s/ W.T. Siegle                  Signature: /s/ Bill Walker
            ----------------------                      ----------------------

Name:  W.T. Siegle                           Name:  Bill Walker

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